SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant / /

Filed by a party other than the Registrant /x/

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

/ / Definitive Proxy Statement

/ / Definitive Additional Materials

/x/ Soliciting Material under §240.14a-12

INTER-TEL (DELAWARE), INCORPORATED

(Name of Registrant as Specified In Its Charter)

STEVEN G. MIHAYLO

SUMMIT GROWTH MANAGEMENT LLC

THE STEVEN G. MIHAYLO TRUST

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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/ /	Fee paid previously with preliminary materials.

/ /

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date filed:

On April 2, 2007, Steven G. Mihaylo issued the following press release:

Investor Contact:	Summit Contact:
MacKenzie Partners	Steven G. Mihaylo
Amy Bilbija/Bob Marese	(602) 738-9611
212-929-5500 or 800-322-2885	stevemihaylo@yahoo.com

INTER-TEL FOUNDER AND FORMER CHIEF EXECUTIVE

STEVEN G. MIHAYLO FILES PRELIMINARY PROXY MATERIALS;

PRESENTS SEVEN POINT PLAN TO MAXIMIZE STOCKHOLDER

VALUE AND NOMINATES 5 DIRECTORS

TEMPE, AZ – April 2, 2007 –Steven G. Mihaylo, the founder, former Chairman and Chief Executive Officer and largest stockholder of Inter-Tel (Delaware), Incorporated (Nasdaq NM: INTL), filed a preliminary proxy statement in connection with his seven point plan to be voted on by stockholders at the Company’s 2007 Annual Meeting and his nomination of directors to serve on the Company’s Board of Directors.

Mr. Mihaylo’s seven point plan calls for seven resolutions to be voted on by stockholders at Inter-Tel’s annual meeting. The plan focuses on three action groups to: (1) Streamline Inter-Tel’s Board of Directors by reducing its size from 11 to seven members and disbanding its Special Committee, thereby making the Board more responsive, functional and less costly; (2) Repurchase, through a Dutch Auction self tender offer, between $200 and $250 million of the Company’s common stock to boost earnings per share, return cash currently on Inter-Tel’s balance sheet to stockholders and improve Inter-Tel’s balance sheet performance; and (3) Restructure costs and expenses to further increase earnings per share.

Commenting on his decision to file the preliminary proxy statement, Mr. Mihaylo stated, “Despite repeated efforts to find ways to resolve the issues raised by the proposals I presented to the Board over two months ago, in my opinion the Company continues to be unresponsive with respect to my ideas or any other ideas for enhancing stockholder value.” Mr. Mihaylo went on to say, “The stockholders of Inter-Tel deserve to be part of this process and I will work to insure that their interests are represented, heard and acted upon.”

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Mr. Mihaylo and the other participants named below have filed a preliminary proxy statement with the Securities and Exchange Commission in connection with the 2007 Annual Meeting of Stockholders, and plan to mail a definitive proxy statement and accompanying proxy card to the Company’s stockholders when completed.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PRELIMINARY PROXY STATEMENT THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THE PRELIMINARY PROXY STATEMENT IS, AND THE DEFINITIVE PROXY STATEMENT AND SUCH OTHER PROXY MATERIALS WILL BE, AVAILABLE AT NO CHARGE ON

THE SECURITIES AND EXCHANGE COMMISSION’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE), WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES OF THE DEFINITIVE PROXY STATEMENT SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL FREE NUMBER: 1 (800) 322-2885.

The participants in the solicitation are Mr. Mihaylo, Summit Growth Management LLC, The Steven G. Mihaylo Trust, Dr. Anil K. Puri, Kenneth L Urish, Neal I. Goldman and Michael R. Boyce. Information relating to the participants is contained in the preliminary proxy statement filed by the participants with the Securities and Exchange Commission.

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